                                                                    EXHIBIT 10.1




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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         WORLDGATE COMMUNICATIONS, INC.,

                        WORLDGATE ACQUISITION CORPORATION

                             DIGITAL VIDEO ART, INC.

                                       AND

                                  MICHAEL BRUNO

                                 APRIL 13, 2000



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


                                TABLE OF CONTENTS


                                                                               Page
ARTICLE 1 -  THE MERGER..........................................................1
             1.1.     THE MERGER.................................................1
             1.2.     EFFECTIVE TIME.............................................2
             1.3.     EFFECT OF THE MERGER.......................................2
             1.4.     CERTIFICATE OF INCORPORATION; BY-LAWS......................2
             1.5.     DIRECTORS AND OFFICERS.....................................2
             1.6.     TAKING NECESSARY ACTION; FURTHER ACTION....................2
             1.7.     THE CLOSING................................................3
             1.8.     GENERAL DEFINITIONS........................................3

ARTICLE 2 -  MERGER CONSIDERATION................................................6
             2.1.     MERGER CONSIDERATION.......................................6
             2.2.     MERGER CONSIDERATION ADJUSTMENTS...........................7
             2.3.     PAYMENT OF MERGER CONSIDERATION............................9
             2.4.     GUARANTEE OF VALUE OF MERGER CONSIDERATION................10
             2.5.     DISSENTING SHARES.........................................11
             2.6.     STOCK OPTIONS.............................................11
             2.7.     STOCK LEGENDS.............................................12

ARTICLE 3 -  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................12
             3.1.     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..............12
             3.2.     ARTICLES OF INCORPORATION; BY-LAWS........................12
             3.3.     CAPITALIZATION............................................12
             3.4.     AUTHORITY; VOTE REQUIRED..................................14
             3.5.     NO CONFLICT; REQUIRED FILINGS AND CONSENTS................14
             3.6.     PERMITS; COMPLIANCE.......................................15
             3.7.     FINANCIAL AND STATUTORY STATEMENTS........................16
             3.8.     ABSENCE OF CERTAIN CHANGES OR EVENTS......................16
             3.9.     LITIGATION................................................18
             3.10.    CONTRACTS; NO DEFAULT.....................................19
             3.11.    EMPLOYEE BENEFIT PLANS; LABOR MATTERS.....................20
             3.12.    TAXES.....................................................22
             3.13.    INTELLECTUAL PROPERTY RIGHTS..............................23
             3.14.    INSURANCE.................................................23
             3.15.    BROKERS...................................................23
             3.16.    TITLE TO PROPERTIES.......................................24
             3.17.    HAZARDOUS SUBSTANCES......................................24
             3.18.    CUSTOMERS AND SUPPLIERS...................................24
             3.19.    INFORMATION SUPPLIED......................................25


             3.20.    OWNERSHIP OF ACQUIROR COMMON STOCK. ......................25
             3.21.    EMPLOYEE RELATIONS........................................25
             3.22.    CERTAIN TRANSACTIONS......................................26
             3.23.    DIRECTORS AND OFFICERS....................................26
             3.24.    ACCOUNTS RECEIVABLE.......................................26
             3.25.    PURCHASE ENTIRELY FOR OWN ACCOUNT.........................26
             3.26.    DISCLOSURE OF INFORMATION.................................27
             3.27.    INVESTMENT EXPERIENCE.....................................27
             3.28.    ACCREDITED INVESTOR.......................................27
             3.29.    RESTRICTED SECURITIES.....................................27
             3.30.    EMPLOYEE NON-DISCLOSURE, CONFIDENTIALITY AND PROPRIETARY
                      INFORMATION AND INVENTIONS AGREEMENTS.....................27

ARTICLE 4 -  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB........27
             4.1.     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..............28
             4.2.     AUTHORITY.................................................28
             4.3.     NO CONFLICT; REQUIRED FILINGS AND CONSENTS................28
             4.4.     SEC FILINGS...............................................29
             4.5.     SECTION 368 REORGANIZATION................................29
             4.6.     STATUS OF MERGER SHARES...................................29
             4.7.     BROKERS...................................................29
             4.8.     DISCLOSURE OF INFORMATION.................................29
             4.9.     PAYMENT OF COSTS RELATED TO CHANGES IN BENEFITS PLANS.....29

ARTICLE 5 -  COVENANTS..........................................................30
             5.1.     AFFIRMATIVE COVENANTS OF THE COMPANY......................30
             5.2.     NEGATIVE COVENANTS OF THE COMPANY.........................30
             5.3.     AFFIRMATIVE COVENANTS OF ACQUIROR.........................32
             5.4.     CONFIDENTIALITY AGREEMENT.................................32

ARTICLE 6 -  ADDITIONAL AGREEMENTS..............................................33
             6.1.     REGISTRATION STATEMENT ON FORM S-3;.......................33
             6.2.     NASDAQ INCLUSION OF MERGER SHARES.........................33
             6.3.     APPROPRIATE ACTION; CONSENTS; FILINGS.....................33
             6.4.     UPDATE DISCLOSURE; BREACHES...............................34
             6.5.     PUBLIC ANNOUNCEMENTS......................................34
             6.6.     INDEMNIFICATION...........................................35
             6.7.     LOCK-UP...................................................36
             6.8.     SATISFACTION OF CONDITIONS................................37
             6.9.     TAX-FREE STATUS...........................................37


ARTICLE 7 -  CLOSING CONDITIONS.................................................37
             7.1.     CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS
                      AGREEMENT.................................................37
             7.2.     ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND
                      ACQUIROR SUB..............................................38
             7.3.     ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.......40

ARTICLE 8 -  REGISTRATION RIGHTS................................................41
             8.1.     REGISTRATION RIGHTS.......................................41
             8.2.     REMEDIES..................................................44

ARTICLE 9 -  TERMINATION, AMENDMENT AND WAIVER..................................44
             9.1.     TERMINATION...............................................44
             9.2.     EFFECT OF TERMINATION.....................................45
             9.3.     EXPENSES..................................................45

ARTICLE 10 - GENERAL PROVISIONS.................................................46
             10.1.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES................46
             10.2.    NOTICES...................................................46
             10.3.    AMENDMENT.................................................47
             10.4.    WAIVER....................................................47
             10.5.    HEADINGS..................................................47
             10.6.    SEVERABILITY..............................................48
             10.7.    ENTIRE AGREEMENT..........................................48
             10.8.    ASSIGNMENT................................................48
             10.9.    PARTIES IN INTEREST.......................................48
             10.10.   GOVERNING LAW.............................................48
             10.11.   VENUE AND JURISDICTION....................................48
             10.12.   COUNTERPARTS..............................................49


                             TABLE OF DEFINED TERMS

Acquiror.........................................................................1
Acquiror Indemnified Party......................................................35
Acquiror Sub.....................................................................1
Acquiror SEC Reports............................................................29
Affiliate........................................................................3
Agreement........................................................................1
Articles of Incorporation.......................................................12
Bruno............................................................................1
Bruno's Cap.....................................................................36
Business Day.....................................................................6
California Certificate of Merger.................................................2
CGCL.............................................................................1
Cause............................................................................3
Chapter 13......................................................................11
Cleanup.........................................................................24
Closing..........................................................................3
Closing Share Price..............................................................6
Code............................................................................12
Company..........................................................................1
Company Balance Sheet...........................................................16
Company Common Stock............................................................12
Company Employee Benefit Plans..................................................21
Company Indemnified Party.......................................................35
Company Option Plan.............................................................11
Company Options..................................................................6
Company Permits.................................................................15
Company Preferred Stock.........................................................13
Confidentiality Agreement.......................................................32
Constituent Corporations.........................................................1
Converting Optionholder..........................................................9
Delaware Certificate of Merger...................................................2
Demand..........................................................................42
DGCL.............................................................................1
Dissenting Shares...............................................................11
Effective Time...................................................................2
Engineer Week....................................................................5
ERISA...........................................................................21
Exchange Act.....................................................................5
Expenses........................................................................45
Financial Statements............................................................16


                                                                                Page
                                                                                ----
Founders.........................................................................4
Founder Optionholders............................................................4
Founder Shareholder..............................................................4
GAAP............................................................................16
Govaars..........................................................................6
Governmental Entities...........................................................15
Haye.............................................................................6
Hazardous Substances............................................................24
HSR Act.........................................................................15
Indemnifiable Losses............................................................35
Insurance Policies..............................................................23
IRS.............................................................................21
Intellectual Property...........................................................23
Liquidated Shares...............................................................10
Material Adverse Effect..........................................................3
Merger...........................................................................1
Merger Consideration.............................................................6
Minimum Loss....................................................................36
Nasdaq...........................................................................6
Non-Founders.....................................................................4
Non-Founder Optionholders........................................................4
Non-Selling Holder..............................................................44
Optionholders....................................................................5
Person...........................................................................5
Real Property...................................................................24
Registrable Securities..........................................................41
Requisite Shareholder Approval..................................................14
Sales Period....................................................................42
S-3.............................................................................33
Schedules.......................................................................12
Securities Act..................................................................26
Subsidiary.......................................................................5
Surviving Corporation............................................................1
Update Schedule.................................................................34
Voluntary Termination............................................................5


                         TABLE OF SCHEDULES AND EXHIBITS


SCHEDULE                                                                             DESCRIPTION
--------                                                                             -----------
3.1.................................................Organization and Qualification; Subsidiaries
3.5...................................................No Conflict; Required Filings and Consents
3.6..........................................................................Permits; Compliance
3.7...........................................................Financial and Statutory Statements
3.8..............................................................................Company Changes
3.9...................................................................................Litigation
3.10........................................................................Contract; No Default
3.11......................................................................Employee Benefit Plans
3.11(b) and (g)............................................Employee Benefit Plans; Labor Matters
3.13................................................................Intellectual Property Rights
3.14...................................................................................Insurance
3.17........................................................................Hazardous Substances
3.18.....................................................................Customers and Suppliers
3.21..........................................................................Employee Relations
3.22........................................................................Certain Transactions
3.24.........................................................................Accounts Receivable
3.25......................................................................Directors and Officers
3.30...............................................................Employee Non-Disclosure, etc.



EXHIBIT                                                                              DESCRIPTION
--------                                                                             -----------
1.2(a)..........................................................California Certificate of Merger
1.2(b)............................................................Delaware Certificate of Merger
7.2.............................................................................Employment Terms
7.2(e).............................................................Founder Employment Agreements
7.2(f)........................................................Founder Non-Competition Agreements
7.2(g)..........................................................Form of Non-Founder Offer Letter
7.2(k)......................................................Form of Option Liquidation Agreement


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of April 13, 2000 (the "AGREEMENT"), is made and entered into among WorldGate Communications, Inc., a Delaware corporation ("ACQUIROR"), WorldGate Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("ACQUIROR SUB"), Digital Video Art, Inc., a California corporation (the "COMPANY") and Michael Bruno, an individual residing in the State of California and sole shareholder of the Company ("BRUNO").

                                   BACKGROUND

         The respective Boards of Directors of Acquiror, Acquiror Sub and the Company have determined that it is advisable and in the best interests of the respective corporations and their stockholders that Acquiror and the Company combine in order to advance the long-term business interests of Acquiror and the Company, and that such strategic combination shall be effected by the terms of this Agreement through a transaction in which the Company will be merged with and into Acquiror Sub in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), the California General Corporation Law (the "CGCL") and the terms of this Agreement, pursuant to which Acquiror Sub will be the surviving corporation and will become a wholly-owned subsidiary of Acquiror (the "MERGER"). The Merger is intended to qualify as a "REORGANIZATION" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the DGCL and the CGCL, at the Effective Time (as defined in Section 1.2 hereof), the Company shall be merged with and into Acquiror Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror Sub shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION") under the laws of the State of Delaware. Acquiror Sub and the Company are sometimes collectively referred to in this Agreement as the "CONSTITUENT CORPORATIONS."

         1.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if applicable, waiver of the conditions set forth in Article 7, the parties shall prepare and file (i) a certificate of merger in accordance with the CGCL (the "CALIFORNIA CERTIFICATE OF MERGER") in the form of EXHIBIT 1.2(a) hereto and (ii) a certificate of merger in accordance with the DGCL (the "DELAWARE CERTIFICATE OF MERGER") in the form of EXHIBIT 1.2(b) hereto. The Merger shall become effective upon the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware. The date and time when the Merger shall become effective is hereinafter referred to as the "EFFECTIVE TIME."

         1.3. EFFECT OF THE MERGER. The Merger shall have the effects specified in Sections 259, 260 and 261 of the DGCL and Section 1107 of the CGCL, and upon the effectiveness of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations. The Surviving Corporation shall possess all property, real, personal and mixed, and all debts due to either Constituent Corporation on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations. The title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         1.4. CERTIFICATE OF INCORPORATION; BY-LAWS. At the Effective Time, the Certificate of Incorporation, and the By-Laws of Acquiror Sub shall be the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

         1.5. DIRECTORS AND OFFICERS. At and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified, the initial directors and officers of the Surviving Corporation shall be those individuals listed on SCHEDULE 1.5.

         1.6. TAKING NECESSARY ACTION; FURTHER ACTION. Acquiror, Acquiror Sub and the Company, respectively, shall each use its best efforts to take all such action as may be reasonably necessary or appropriate to effectuate the Merger under the DGCL and the CGCL at the time specified in Section 1.2 hereof. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

         1.7. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place on (a) the Business Day on which the last of the conditions set forth in Article 7 to be fulfilled prior to Closing is fulfilled or waived or (b) on such later date as the parties hereto may agree, at 12:00 p.m. (local time) at the offices of Pepper Hamilton LLP, 1235 Westlakes Drive, Berwyn, Pennsylvania 19312, or at such other place as the parties hereto shall mutually agree, and will be effective at the Effective Time.

         1.8.      GENERAL DEFINITIONS.

                   (a) The term "MATERIAL ADVERSE EFFECT" as used in this Agreement in conjunction with the term the "COMPANY" or "ACQUIROR", as the case may be, shall mean any change or effect that, individually or when taken together with all other such changes or effects, is materially adverse to the condition (financial or otherwise), results of operations, liabilities, prospects, business or assets of the Company or the Acquiror, as the case may be, and its respective Subsidiaries, taken as a whole.

                   (b) The term "AFFILIATE" as used in this Agreement shall mean, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned Person. The term "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

                   (c) The term "CAUSE" as used in this Agreement shall have the following meanings:

                        (i) "CAUSE APPLICABLE TO THE NON-FOUNDERS" shall mean: (a) the employee's material breach of a material term of employment; (b) conduct of the employee involving willful misconduct with respect to the Surviving Corporation or Acquiror, including, without limitation, committing an act of theft, dishonesty or fraud against the Surviving Corporation or Acquiror;
(c) employee's misappropriation of the Surviving Corporation's or Acquiror's material property or proprietary information; or (d) employee's conviction of a felony, misdemeanor or gross misdemeanor.

                        (ii)      "CAUSE APPLICABLE TO THE FOUNDER
OPTIONHOLDERS" shall mean, and no language in any other agreement or document shall be used to revise this definition for purposes of this Agreement in any way (including but not limited to expanding in any way the described duties) nor shall this clause be used to interpret any other agreement or document: (a) Founder Optionholder's failure to perform his duties, as defined to be completing assigned tasks, responding to e-mail and voice-mail messages, and being at the office on a regular basis (the foregoing duty descriptions are not intended to imply particular deadlines or frequencies); provided however, that the refusal to make more than occasional business trips shall not constitute a failure to perform any duty; (b) Founder Optionholder's engaging in willful misconduct, including theft, dishonesty or fraud, that is demonstrably injurious to the interests of Acquiror thereof; (c) Founder Optionholder's misappropriation of Surviving Corporation or Acquiror's material property or proprietary information; or (d) Founder Optionholder's conviction of a felony or gross misdemeanor which could reasonably be expected to have a material adverse effect on the Founder Optionholder's ability to discharge his job responsibilities in an effective manner or which harms the Surviving Corporation or Acquiror.

                        (iii) "CAUSE APPLICABLE TO THE FOUNDER SHAREHOLDER" shall mean, and no language in any other agreement or document shall be used to revise this definition for purposes of this Agreement in any way (including but not limited to expanding in any way the described duties) nor shall this clause be used to interpret any other agreement or document: (a) Founder Shareholder's failure to perform his duties, as defined to be providing direction and management to technical efforts at the Campbell facility, responding to e-mail and voice-mail messages, and being at the office on a regular basis, (the foregoing duty descriptions are not intended to imply particular deadlines or frequencies); provided however, that the refusal to make more than occasional business trips shall not constitute a failure to perform any duty; (b) Founder Shareholder's engaging in willful misconduct, including theft, dishonesty or fraud, that is demonstrably injurious to the interests of Acquiror thereof; (c) Founder Shareholder's misappropriation of Surviving Corporation or Acquiror's material property or proprietary information; or (d) Founder Shareholder's conviction of a felony or gross misdemeanor which could reasonably be expected to have a material adverse effect on the Founder Shareholder's ability to discharge his job responsibilities in an effective manner or which harms the Surviving Corporation or Acquiror.

                   (d) The term "FOUNDERS" shall mean Bruno, Govaars and Haye. The term "FOUNDER OPTIONHOLDERS" shall mean Govaars and Haye. The term "FOUNDER SHAREHOLDER" shall mean Bruno.

                   (e) The term "NON-FOUNDERS" shall mean all those individuals listed on Schedule 1.8(e).

                   (f) The term "NON-FOUNDER OPTIONHOLDERS" shall mean all those individuals listed on Schedule 1.8(f).

                   (g) The term "OPTIONHOLDERS" shall mean all those individuals listed on Schedule 1.8(g).

                   (h) The term "ENGINEERS" shall mean all those individuals listed on Schedule 1.8(h).

                   (i) The term "ENGINEER WEEK" shall mean one calendar week or portion thereof that an Engineer is employed by the Surviving Corporation, and is on active status in such employment.

                   (j) The term "PERSON" as used in this Agreement shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT")).

                   (k) The term "SUBSIDIARY" (or its plural) as used in this Agreement with respect to the Company, Acquiror, the Surviving Corporation or any other Person shall mean any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror, the Surviving Corporation or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, greater than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                   (l) "VOLUNTARY TERMINATION" shall mean termination by a Founder or Non-Founder of his or her employment with the Acquiror other than as a result of (a) death of such individual; (b) disability of such individual; (c) the material diminishment of duties, responsibilities or authority or assignment of any duties of such individual, which are inconsistent with the position for which such individual has been retained by Acquiror as provided in the employment agreement or offer letter executed by such individual; (d) a reduction in salary or basis on which bonus or other compensation is paid to such individual to the extent that such reduction is inconsistent with the basis on which such bonus or other compensation are paid to other similarly situated Acquiror employees; (e) a material reduction in the aggregate level of employee benefits provided to such individual to the extent that such reduction is inconsistent with benefits provided to other similarly situated Acquiror employees; (f) relocation of such individual's primary business location to a place more than twenty (20) miles from its present location without express written consent; or (g) requirement of travel at frequency and duration levels required of such individual inconsistent with similarly situated Acquiror employees.

                   (m) "CLOSING SHARE PRICE" shall mean the closing sales price per share of Acquiror Common Stock on the National Association of Securities Dealers Automated Quotation System National Market ("NASDAQ") for the day specified.

                   (n) As used herein, the term "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday or a day on which banks located in Philadelphia, PA are authorized or required to be closed.

                   (o) "COMPANY OPTIONS" shall mean options to acquire Company Common Stock.

                                    ARTICLE 2
                              MERGER CONSIDERATION

         2.1. MERGER CONSIDERATION. At the Closing by virtue of the Merger and without any further action on the part of Acquiror, the Company, the Surviving Corporation or the holders of any outstanding Company Common Stock (except as otherwise provided herein), subject to adjustment in accordance with Sections 2.2 and 2.4 below, the Acquiror shall allocate and pay consideration in the aggregate amount of Eight Million Five Thousand Seven Hundred Fifty Dollars ($8,005,750) (the "MERGER CONSIDERATION") as follows:

                   (a) $4,371,240 distributed to the shareholders of the Company on a pro rata basis (as of the date of Closing), which amount shall be paid as follows: (i) $2,500,000 at the Closing, (ii) (A) $1,000,000 on the first anniversary of the Closing, (B) $600,000 on the second anniversary of the Closing, and (C) $271,240 on the third anniversary of the Closing.

                   (b) $1,741,500 to Peter Govaars ("GOVAARS"), which amount shall be paid as follows (i) $360,000 the first anniversary of the Closing and
(ii) (A) $536,400 on the first anniversary of the Closing, (B) $537,840 on the second anniversary of the Closing, and (C) $307,260 on the third anniversary of the Closing.

                   (c) $1,161,000 to Robert (Martin) Haye ("HAYE"), which amount shall be paid as follows: (i) $240,000 on the first anniversary of the Closing and (ii) (A) $357,600 on the first anniversary of the Closing, (B) $358,560 on the second anniversary of the Closing, and (C) $204,840 on the third anniversary of the Closing.

                   (d) $732,000 to the Non-Founder Optionholders in the amount corresponding to each respective Non-Founder Optionholders' name set forth on
SCHEDULE 2.1(d) (which was calculated by dividing the number of shares of Company common stock subject to all options held by such Optionholder by the total number of Company common stock shares subject to options and multiplied by $732,000). The payment to the Non-Founder Optionholders shall be made on the first anniversary of the Closing and (with the exception of Chris Braden) shall not be subject to adjustment in accordance with Section 2.2 (d), but shall be subject to the adjustment of
Section 2.2(f). The payment of such consideration to Chris Braden shall be subject to adjustment in accordance with Section 2.2(e).

         2.2. MERGER CONSIDERATION ADJUSTMENTS. The aggregate Merger Consideration is subject to adjustment as follows:

                   (a) NON-FOUNDER OPTIONHOLDER TERMINATION. Upon the termination of employment with the Surviving Corporation of any Non-Founder Optionholder, either based on Voluntary Termination or termination by the Surviving Corporation for Cause Applicable to the Non-Founders, any Merger Consideration allocated but not yet due and payable to such Optionholder shall be forfeited by such Optionholder, and the aggregate Merger Consideration payable pursuant to Section 2.1(d) shall be reduced by such amount.

                   (b) FOUNDER OPTIONHOLDER TERMINATION. Upon any Founder Optionholder's termination of employment with the Surviving Corporation (or its successor-in-interest) based on Voluntary Termination or termination by the Surviving Corporation for Cause Applicable to the Founder Optionholders, any Merger Consideration allocated but not yet due and payable to such individual shall be forfeited by such individual, and the aggregate Merger Consideration payable hereunder shall be reduced by such amount; provided that, if the employment of either individual (Govaars or Haye) is terminated under circumstances that otherwise would require him to forfeit a portion of the Merger Consideration under the preceding clause during the third year following the Closing, he shall be entitled to receive on the third anniversary of the Closing a PRO RATA portion of the payment to which he would otherwise be entitled to receive on such anniversary based upon the portion of such year that he was employed by Surviving Corporation (or its successor-in-interest), calculated as (1) days worked during such year divided by 365 multiplied by (2) the applicable amount payable under Section 2.1(b)(ii)(C) or 2.1(c)(ii)(C) as adjusted.

                   (c) TERMINATION OF MANAGEMENT. Because having a strong executive management is a significant aspect of the value of the Company, if Bruno leaves the employment of the Surviving Corporation due to Voluntary Termination or termination by the Surviving Corporation for Cause Applicable to the Founder Shareholder, any Merger Consideration allocated but not yet payable to Bruno shall be forfeited by him, and the aggregate Merger Consideration payable hereunder shall be reduced by such amount (and not payable to any other shareholder), unless Bruno has found or finds within three months of the termination, a comparable replacement for his position acceptable to the Surviving Corporation; provided that, if Bruno's employment is terminated under circumstances that otherwise would require him to forfeit a portion of the Merger Consideration under the preceding clause during the third year following the Closing, he shall be entitled to receive on the third anniversary of the Closing a pro rata portion of the payment to which he would otherwise be entitled to receive on such anniversary based upon the portion of such year that he was employed by Surviving Corporation, calculated as (1) days worked during such year divided by 365 multiplied by (2) the amount payable under Section 2.1(a)(ii)(C) as adjusted first by Section 2.2(f) and subsequently by Section 2.2(d).

                   (d) ADJUSTMENT BASED ON ENGINEER WEEKS FOR FOUNDERS. The aggregate amount of the Merger Consideration is based on the assumption that each Engineer, shall continue to be employed by the Surviving Corporation until at least the first anniversary of the Closing, which would equal 780 Engineer Weeks (15 Engineers x 52 weeks). The Merger Consideration set forth in Section 2.1(a)(ii), 2.1(b)(ii), and 2.1(c)(ii) shall be subject to adjustment pursuant to this Section 2.2(d), to reduce such consideration by 0.1282 percent for every Engineer Week that such Engineer is not employed by the Surviving Corporation (as the result of Voluntary Termination or a termination by the Surviving Corporation for Cause Applicable to the Non-Founders, Cause Applicable to the Founder Optionholders or Cause Applicable to the Founder Shareholder, as applicable) during the first year following the Closing. Notwithstanding the foregoing, should an Engineer, other than one of the Founders, leave the employment of the Surviving Corporation, and subsequently be replaced by a different engineer of equivalent value approved by the Surviving Corporation, which approval shall not be unreasonably withheld and shall take into consideration when determining whether to approve such replacement, the replacement engineer's level of education and experience, desirable skill sets, industry track record and perceived talent, then any Engineer Weeks worked by such replacement engineer, following the departure of the Engineer being replaced, during the first year shall be included in the calculation of the number of Engineer Weeks; provided that Engineer Weeks of no more than five replacement engineers shall be eligible for inclusion in the number of Engineer Weeks. If an Engineer other than one of the Founders leaves the employment of the Surviving Corporation, the Surviving Corporation shall promptly undertake a search to hire a replacement and offer a salary and terms of employment competitive with the market compensation in the Silicon Valley. By way of example, if 14 Engineers (or up to five of their approved replacements) have been continuously employed by the Surviving Corporation during the first year following the Closing and one additional Engineer voluntarily terminated his employment three months (or 13 weeks) following the Closing and no replacement was hired, then 39 weeks (52 - 13) or 39/780, five percent (5%), of the total of 780 Engineer Weeks would not have been worked. As a result, all Merger Consideration subject to adjustment pursuant to this Section 2.2 (d) would be reduced by five percent (5%).

                   (e) ADJUSTMENT BASED ON ENGINEER WEEKS FOR CHRIS BRADEN. The Merger Consideration payable to Chris Braden set forth in Section 2.1(d) shall be subject to adjustment as set forth in his employment agreement.

                   (f) ADJUSTMENT UPON EXERCISE OF COMPANY OPTIONS. If any Optionholders exercise Company Options prior to the Closing (a "CONVERTING OPTIONHOLDER"), the Merger Consideration shall be adjusted as follows:

                        (i)       Merger Consideration issuable pursuant to
Section 2.1(d) shall be reduced by the amount of Merger Consideration which would have been allocated to such Converting Optionholder on a dollar for dollar basis.

                        (ii) If Chris Braden is not a Converting Optionholder, the Merger Consideration issuable pursuant to Section 2.1(a) shall be increased by an amount determined by multiplying (x) the amount of Merger Consideration which would have been allocated to such Converting Optionholder by
(y) .4166 up to a maximum of $100,000. If Chris Braden is a Converting Optionholder, the amount of the adjustment shall be as set forth in this Section plus an additional $50,000.

                        (iii) Additional Consideration issuable pursuant to this Section shall be added to the payments to be made to the shareholders of the Company on a pro rata basis (as of the Closing) in addition to the amount set forth in Section 2.1(a) as follows: (A) 53% of the Additional Consideration shall be paid on the first anniversary of the Closing; (B) 32% of the Additional Consideration shall be paid on the second anniversary of the Closing; and (C) 15% of the Additional Consideration shall be paid on the third anniversary of the Closing.

         2.3.      PAYMENT OF MERGER CONSIDERATION.

                   (a) All payments of the Merger Consideration shall be made in cash or shares of Acquiror Common Stock (based on its Closing Share Price on the day immediately before the Closing or respective anniversary date, as applicable), at the election of Acquiror in its sole discretion, except (i) the payments made at the Closing, shall be made in shares of Acquiror Common Stock and (ii) in no event shall more than fifty percent (50%) of the Merger Consideration allocable to the Company shareholders be paid in cash.

                   (b) If, at any time prior to the third anniversary of the Closing, the Closing Share Price average for any period of fifteen (15) consecutive trading days is less than Ten Dollars ($10.00) per share (as adjusted for any stock splits, stock dividends, etc.), then all unpaid Merger Consideration shall become immediately due and payable in cash on the Business Day following such fifteen (15) consecutive days, upon notice by Bruno as the representative of the individuals to whom Merger Consideration is then owed. Bruno may provide such notice (that the Merger Consideration will be due and payable on the sixteenth Business Day if the conditions in the immediate prior sentence are met) at any time during such fifteen trading day period.

         2.4.      GUARANTEE OF VALUE OF MERGER CONSIDERATION

                   (a) If (i) any of the Merger Consideration is paid in shares of Acquiror Common Stock, and (ii) the recipient thereafter sells such shares at the prevailing market price for Acquiror's Common Stock on the Nasdaq during the Sales Period (as defined in Section 8.1(c)(1)) ("LIQUIDATED SHARES"), and (iii) the sales price is less than the Closing Share Price set forth under Section 2.3(a), then Acquiror shall pay to such recipient the aggregate difference between the (x) recipient's Merger Consideration payment of which the Liquidated Shares were a part and (y) the sum of (i) all cash received in respect of such Merger Consideration, and (ii) the sales proceeds from the Liquidated Shares and
(iii) the value, based on such Closing Share Price set forth under Section 2.3(a), of all shares received in respect of such Merger Consideration payment which were not sold as Liquidated Shares. Such payment shall be made in cash or additional shares of Acquiror Common Stock within five (5) Business Days following the last day of the Sales Period. Any payment in additional shares shall be made in shares which have been registered pursuant to Article 8 (and any demand necessary under such Article with respect to such additional shares shall be deemed to have been made by the recipient), shall be valued, based upon the Closing Share Price, on the day immediately prior to the issuance of such additional shares to the recipient and shall be subject to the adjustment mechanism set forth in this Section 2.4. For any payment upon the Closing or anniversary dates made in shares, the first adjustment pursuant to this Section 2.4(a) may, at the option of the Acquiror, be made in Acquiror Common Stock; however, any additional adjustments for such payment shall be made in cash subject to the limitation that no more than fifty (50) percent of the entire consideration to be paid to Bruno may be paid in cash.

                   (b) In the event that the prevailing market price exceeds the Closing Share Price (set forth in Section 2.3(b)) for the sale of Liquidated Shares, any Merger Consideration allocated but not yet paid to such individual shall be reduced by the aggregate difference between the (y) the sum of (i) all cash received in respect of such Merger Consideration, and (ii) the sales proceeds from the Liquidated Shares and (iii) the value, based on such Closing Share Price set forth under Section 2.3(a) of all shares received in respect of such Merger Consideration payment which were not sold as Liquidated Shares and
(x) the Merger Consideration payment of which the Liquidated Shares were a part.

                   (c) All (i) shares of Acquiror Common Stock issued as Merger Consideration but not registered pursuant to Article 8 and (ii) shares of Acquiror Common Stock held after the end of the applicable Sales Period by a Non-Selling Holder (defined in Section 8.2(b)) shall not be subject to adjustment pursuant to this
Section 2.4.

         2.5.      DISSENTING SHARES.

                   (a) Notwithstanding anything in this Agreement to the contrary, the issued and outstanding shares of capital stock of the Company that are held by shareholders who have not voted such shares in favor of the Merger, who shall have delivered to the Company a written demand for the Company to purchase such shares in cash for their fair market value in the manner and within the periods provided in Chapter 13 of the CGCL ("CHAPTER 13"), and who shall not have effectively withdrawn or lost such right to dissenters' rights (collectively, the "DISSENTING SHARES"), shall not be converted into or represent a right to receive any Merger Consideration pursuant to Section 2.1. Rather the holders of Dissenting Shares shall be entitled only to such rights as are granted by Chapter 13. If the Merger occurs, then each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Chapter 13 shall receive payment therefor from the Surviving Corporation in accordance with Chapter 13; PROVIDED, HOWEVER, that if such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Chapter 13, then such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed, as of the Effective Time, to have been canceled, extinguished and converted into and represent the right to receive payment from the Surviving Corporation of the applicable portion of the Merger Consideration as provided in Section 2.1.

                   (b) The Company shall mail to each holder of shares of capital stock of the Company, at his address as set forth on the Company's books and records, that were not voted in favor of the Merger the notice required under Section 1301 of the CGCL. In addition, the Company shall give Acquiror prompt written notice of any written demand from any Company shareholder for the Company to purchase the shares held by such shareholder in cash for their fair market value under Chapter 13, any withdrawal of any such demand, and any other instrument received by the Company in relation thereto, and shall give Acquiror the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand. After the Effective Time, the Surviving Corporation shall be solely and fully liable to pay any and all consideration due in respect of Dissenting Shares.

         2.6. STOCK OPTIONS. At the Effective Time, each outstanding Company Option, all of which were issued pursuant to the Company's 1999 Stock Option Plan, as amended and restated (the "COMPANY OPTION PLAN"), shall have been canceled in accordance with its terms.

         2.7. STOCK LEGENDS. Certificates representing shares of Acquiror Common Stock issuable pursuant to the terms of this Agreement shall bear a restrictive legend as set forth on SCHEDULE 2.7.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company's disclosure schedule attached to this Agreement and made a part hereof (together with Acquiror's disclosure schedule, hereinafter referred to as the "SCHEDULES"), the Company and Bruno jointly and severally represent and warrant to Acquiror and Acquiror Sub as follows:

         3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary (a true and correct copy of such jurisdictions is set forth on SCHEDULE 3.1), except such jurisdictions, if any, where the failure to be so qualified would not have a Company Material Adverse Effect. The Company does not have any subsidiaries.

         3.2. ARTICLES OF INCORPORATION; BY-LAWS. The Company has furnished to Acquiror complete and correct copies of the Company's Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION") and By-Laws, as amended to date. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws, as amended or restated.

         3.3.      CAPITALIZATION.

                   (a) As of the date of this Agreement, the authorized capital stock of the Company consists of:

                        (i) 17,000,000 shares of Common Stock, no par value per share, of which 3,000,000 shares are duly designated as Series A Common Stock and 14,000,000 shares are duly designated as Series B Common
Stock (collectively, the "COMPANY COMMON STOCK"), of which (A) 1,000,000 shares of Class A Common Stock are validly issued and outstanding, fully paid and nonassessable and owned legally and beneficially by Bruno, (B) 3,000,000 shares of Class B Common Stock are validly issued and outstanding, fully paid and nonassessable and owned legally and beneficially by Bruno, (C) 1,000,000 shares of Class A Common Stock are duly reserved for issuance upon conversion of the Company Preferred Shares (as hereinafter defined), and (D) 3,250,000 shares are duly reserved for issuance upon exercise of Company Options granted or available for grant by the Board of Directors; and

                        (ii) 3,000,000 shares of Preferred Stock, no par value per share ("COMPANY PREFERRED STOCK"), of which 1,000,000 shares are validly issued and outstanding, fully paid and nonassessable and owned legally and beneficially by Bruno;

                        (iii) No other shares of capital stock of the Company are authorized or outstanding.

                   (b) Except as described in this Section 3.3, no shares of Company Common Stock or Company Preferred Stock are reserved for any other purpose. Since February 29, 2000, no shares of Company Common Stock or Company Preferred Stock have been issued by the Company, including, without limitations, pursuant to the exercise of outstanding Company Options. Except as contemplated by this Agreement or as described on SCHEDULE 3.3(b), there have been no changes in the terms of any outstanding Company Options or the grant of any additional Company Options since February 29, 2000. All outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized, are validly issued, fully paid and nonassessable and except as set forth on SCHEDULE 3.3(b) were not issued in violation of any preemptive rights under the CGCL, the Company's Articles of Incorporation or By-Laws or any agreement to which the Company is a party. Except as described in Section 3.3(a), there are no options, warrants or other rights, agreements, arrangements or commitments to which the Company is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or obligating the Company (either before or after the Effective Time) to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the Company. There are no outstanding stock appreciation rights or other similar rights, agreements or commitments of the Company or, except as described in
Section 3.3(a), securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company. Except as set forth on SCHEDULE 3.3(b), as of the date of this Agreement, there are no obligations, contingent or otherwise, of the Company to (x) repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock, or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other entity. Except as set forth on SCHEDULE 3.3(b), there are no contracts, commitments or agreements relating to the voting, purchase or sale of the Company's capital stock (including, without limitation, any redemption by the Company thereof) (i) between or among the Company and any of its shareholders and (ii) to the Company's knowledge, between or among any of the Company's shareholders. Except as set forth on SCHEDULE 3.3(b), no person holds or is entitled to any preemptive rights in connection with the issuance of the Company's securities, either under the CGCL, the Company's Articles of Incorporation or By-Laws or any agreement to which the Company is a party.

         3.4.      AUTHORITY; VOTE REQUIRED.

                   (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to the Requisite Shareholder Approval (as hereinafter defined). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the unanimous approval of the Company's Board of Directors, and no other corporate actions or proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, except for the Requisite Shareholder Approval, as defined in Section 3.4(b), in accordance with the CGCL and the Company's Articles of Incorporation and By-Laws. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

                   (b) The affirmative vote of the holders of at least 90% of the outstanding shares of Class A and Class B Company Common Stock and Company Preferred Stock voting together as one class (with each share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which each share of Company Preferred Stock could be converted on the record date for the vote), and of the holders of at least 90% of the outstanding shares of Company Preferred Stock voting separately as one class, are the only votes of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Merger (together, the "REQUISITE SHAREHOLDER APPROVAL").

         3.5.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                   (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:
(i) violate the Articles of

Incorporation or By-Laws of the Company; (ii) subject to (x) obtaining the Requisite Shareholder Approval of this Agreement and the Merger in accordance with the CGCL and the Company's Articles of Incorporation and By-Laws, (y) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any administrative agency or commission or other governmental or regulatory authority, domestic or foreign ("GOVERNMENTAL ENTITIES"), pursuant to the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), the applicable provisions of all United States, Delaware and California laws, and the filing and recordation of appropriate Merger documents as required by the DGCL, and (z) giving the notices to and obtaining the consents, approvals, authorizations or permits from any private third parties as set forth on SCHEDULE 3.5, conflict with or violate any federal or state laws or regulations applicable to the Company or by which any of their respective properties is bound or affected; or (iii) except as set forth on SCHEDULE 3.5, result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its respective properties is bound.

                   (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, order, authorization or permit of or filing or registration with or notification to, any Governmental Entities or private third parties, except for applicable requirements, if any, of (i) the consents, approvals, authorizations or permits described on SCHEDULE 3.5 and (ii) the filing and recordation of appropriate Merger documents as required by the DGCL and the CGCL and the filing by Acquiror and effectiveness of the S-3 (as hereinafter defined).

         3.6. PERMITS; COMPLIANCE. Except as set forth on SCHEDULE 3.6, the Company is in possession of all franchises, authorizations, licenses, permits, consents, certificates, approvals and orders necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and all Company Permits currently are in effect. To the knowledge of the Company, no suspension, revocation or cancellation of any of the Company Permits is pending or threatened. The Company is not operating in default under or violation of (i) any law, rule or regulation or any order or decree applicable to the Company or by which any of its properties is bound or (ii) any of the Company Permits.

         3.7.      FINANCIAL AND STATUTORY STATEMENTS.

                   (a) The Company has delivered to Acquiror its unaudited consolidated balance sheets as of December 31, 1997, 1998 and 1999 and February 29, 2000 and the related statements of operations for the years then ended (herein collectively referred to as the "FINANCIAL STATEMENTS"), each of which Financial Statements are in accordance with the books and records of the Company, all of such have been maintained in accordance with good business practice and in the normal and ordinary course of business, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial position of the Company as of the date of such Financial Statements and the results of its operations for the periods covered thereby.

                   (b) Except as and to the extent reflected on, or reserved against in, the consolidated balance sheet of the Company at February 29, 2000 (the "COMPANY BALANCE SHEET"), or as set forth on SCHEDULE 3.7(b), the Company does not have any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company, prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since February 29, 2000.

                   (c) Neither the Company nor Bruno has taken any action that could, or could be reasonably likely to, cause the Merger to fail to qualify as a "REORGANIZATION" under Section 368(a) of the Code.

         3.8.      ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
SCHEDULE 3.8 or as otherwise contemplated by this Agreement, since December 31, 1999:

                   (a) the Company has conducted its business in the ordinary course and consistent with the Company's past practice;

                   (b)  there has not been any Company Material Adverse Effect;

                   (c) the Company has not made any material increase in compensation to officers or key employees or any material increase in any or created, paid or committed to pay any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options) other than in the ordinary course of business and consistent with the Company's past practice;

                   (d) the Company has not made any loans or advances to any officer, director, shareholder or Affiliate of the Company or of any other entity or person (except for travel and other business expenses payments made in the ordinary course and consistent with past practice);

                   (e) the Company has not incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

                   (f) the Company has not mortgaged, pledged or subjected to lien, restriction or any other encumbrance any of their property, businesses or assets, tangible or intangible, except for purchase money liens arising in the ordinary course of business consistent with prior practice;

                   (g) the Company has not transferred, leased or loaned to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), or canceled, waived, released or otherwise compromised any debt or claim, or any right of significant value, except in the ordinary course of business and consistent with prior practice;

                   (h) the Company has not made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $30,000;

                   (i) the Company has not encountered any labor union organizing activity, had any actual or threatened employee strikes, or any work stoppages, slow-downs or lock-outs related to any labor union organizing activity or any actual or threatened employee strikes;

                   (j) the Company has not (A) declared or paid any dividend or made any other payment or distribution in respect of its capital stock, (B) issued or sold (I) any of its capital stock, (II) any warrant, option or other right to purchase any of its capital stock, (III) any security convertible into, or exchangeable for, its capital stock, or (IV) any stock appreciation right or other security or other right or contractual obligation, the value of which is related to, or determined or determinable by reference to, the price or value of its capital stock, or (C) directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock;

                   (k) the Company has not acquired, or agreed to acquire, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquired, or agreed to acquire, any assets which are material, individually or in the aggregate, to the Company taken as a whole;

                   (l) the Company has not materially increased promotional or advertising expenditures except in the ordinary course of business and consistent with prior practice;

                   (m) the Company has not made or changed any election concerning taxes or tax returns, filed any amended tax return, extended the applicable statute of limitations for any taxable period, received notification of an examination, audit or pending assessment with respect to taxes, entered into any closing agreement with respect to taxes, settled or compromised any tax claim or assessment or surrendered any right to claim a refund of taxes or obtained or entered into any tax ruling, agreement, contract, understanding, arrangement or plan;

                   (n) there has not been any change in the accounting methods or practices followed by the Company, except as required by GAAP;

                   (o) the Company has not purchased or leased any real property;

                   (p) the Company has not made any contributions (charitable or otherwise) to any person or persons that exceeds, in the aggregate, $5,000;

                   (q) the Company has not entered into any contract, agreement, or commitment that (A) involves a term of more than one (1) month or a commitment of any of the Company's assets or incurrence by the Company of liabilities in any one transaction or series of related transactions in excess of $20,000 and (B) causes the aggregate commitment or liability of the Company under all such contracts, agreements, or commitments entered into since February 29, 2000 to exceed $20,000;

                   (r) written off or been required under GAAP to write off accounts receivable in excess of $5,000 in the aggregate;

                   (s) incurred any physical damage, destruction or loss to the Company's assets in excess of $5,000 in the aggregate, whether or not covered by insurance; and

                   (t) the Company has not entered into any commitment or other agreement to do any of the foregoing.

         3.9.      LITIGATION.

                   (a) There is no claim, action, suit or proceeding at law or in equity, or arbitration or, to the knowledge of the Company, audit, review or investigation by or before any Governmental Entity, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or rights. There are no such claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened seeking to enjoin or restrain any of the transactions contemplated by this Agreement, including the Merger.

                   (b) The Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the knowledge of the Company, continuing investigation by, any Governmental Entity.

                   (c) To the knowledge of the Company, there is no reasonable basis for any such audit, investigation, review, action, arbitration, claim, suit or proceeding which, if adversely determined, would have a Material Adverse Effect on the Company or would restrict, prohibit or prevent the consummation of the transactions contemplated hereby.

         3.10.     CONTRACTS; NO DEFAULT.

                   (a) Except as is set forth on SCHEDULE 3.10, neither the Company nor any of its properties is a party or subject to, or otherwise bound by, any contract, agreement or commitment:

                        (i)       requiring the payment of severance
arrangements;

                        (ii) pursuant to which the Company is obligated to make payments for employment services or consulting services to any person or entity (other than payments for services rendered);

                        (iii) creating a joint venture or development arrangement that involves either a sharing of profits (whether through equity ownership, contract or otherwise) with, or payment of royalty to, other persons;

                        (iv) pursuant to which the Company or any other party thereto has materially failed to perform the obligations to be performed by it thereunder;

                        (v) purporting to have or having the effect of limiting the right of the Company prior to the Effective Time, or Acquiror or any of its subsidiaries at or after the Effective Time, to engage in, or to compete with any person in, any business, including , without limitation, each contract, agreement or commitment containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Company prior to the Effective Time, or by the Acquiror or any of its subsidiaries after the Effective Time;

                        (vi) involving future payments (other than as disclosed in 3.10(a)(ii)) by or to the Company of more than $20,000, or that extend beyond one (1) month from the date hereof;

                        (vii) that is to be performed wholly or in part at or after the date of this Agreement and that was not entered into or made in the ordinary and normal course of the Company's business in a manner consistent with past practice; or

                        (viii) pursuant to which the Company has incurred any indebtedness or agreed to guarantee or to secure the indebtedness of other obligations of the Company, or any other person, other than trade indebtedness incurred in the normal and ordinary course of business in a manner consistent with past practice.

                   (b) Correct and complete copies of all written contracts, agreements or commitments to which the Company is a party, subject to, or otherwise bound by, have been made available to Acquiror, and the terms of any similar oral contracts, agreements or commitments have been described in all material respects to Acquiror and listed on SCHEDULE 3.10(b). Each contract, agreement or commitment to which the Company is a party, subject to, or otherwise bound, is in full force and effect, and constitutes a valid and legally binding contract or agreement enforceable against the parties thereto in accordance with its own terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity. No party (including the Company) to any such contract, agreement or commitment (i) has provided any notice of such party's intent to terminate or withdraw its participation in any such Company Contract, (ii) has threatened to terminate or withdraw from the participation in any such Company Contract, or (iii) to the Company's knowledge, is in breach of or default under any provision thereof, and no event or condition has occurred, whether with or without the passage of such time or the giving of notice, or both, that would constitute such a breach or default. The Company is not a party to, and neither it nor any of its assets or employees are bound by, any contract agreement or commitment that is reasonably likely to cause the Company to incur expense, risk or liability that would, if performed, cause the Company to realize a gross margin that is less than fifty percent of the average gross margin set forth in the Financial Statements.

         3.11.     EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                   (a) SCHEDULE 3.11 lists or describes any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which the Company is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus incentive, vacation pay, severance pay, "CAFETERIA" or "FLEXIBLE BENEFIT" plan under Section 125 of the Code, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment, under which employees of the Company are entitled to participate by reason of their, or relating to, employment with the Company (other than relating to "at-will" employment), (i) to which the Company is a party or a sponsor or a fiduciary thereof or (ii) with respect to which the Company has made payments, contributions or commitments, or has any liability (collectively, the "COMPANY EMPLOYEE BENEFIT PLANS"). With respect to each Company Employee Benefit Plan listed on SCHEDULE 3.11, the Company has to the extent applicable made available to Acquiror true and complete copies of (A) the plan document, trust agreement and any other contractual document governing such Plan, (B) the summary plan description, (C) all Form 5500 annual reports and attachments, and (D) the most recent Internal Revenue Service ("IRS") determination letter.

                   (b) The Company Employee Benefit Plans have been operated and administered by the Company in compliance in all material respects with their respective terms and all applicable laws relating to employment or labor matters, including without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code.

                   (c) Each Company Employee Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code has received, or the Company has applied for or will in a timely manner apply for, a favorable determination letter from the IRS or the organization sponsoring the Company Employee Benefit Plan has received, applied for in a timely manner or will in a timely manner apply for a favorable opinion letter from the IRS stating that the Plan meets the requirements of the Code and that any trust or trusts associated with the plan are tax exempt under Section 501(a) of the Code.

                   (d) The Company does not maintain any defined benefit plan covering employees of the Company within the meaning of Section 3(35) of ERISA.

                   (e) The Company is not a party to any collective bargaining or other labor union contract.

                   (f) All contributions and payments of insurance premiums required to be made with respect to the Company Employee Benefit Plans have been made when due.

                   (g) Except as set forth on SCHEDULE 3.11, the reporting and disclosure requirements of ERISA applicable to the Company Employee Benefit Plans, and the continuation coverage requirements of Code Section 4980B and ERISA Sections 601-609 applicable to the Company Employee Benefit Plans, have been complied with in all material respects.

                   (h) There have been no "PROHIBITED TRANSACTIONS" within the meaning of Code Section 4975 or ERISA Section 406 with respect to the Company Employee Benefit Plans that could subject Acquiror, the Surviving Corporation, the Company or any of their respective Subsidiaries to any material tax, penalty or other liability under Code Section 4975 or under ERISA Sections 409 or 502(i).

                   (i) There are no actions, suits or claims with respect to the Company Employee Benefit Plans (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Company, threatened, and to the knowledge of the Company, there are no facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course).

                   (j) Neither the Company nor any other entity included in the same controlled group of organizations as the Company within the meaning of Code Sections 414(b), (c), (m) or (o) has ever sponsored, maintained or contributed to, or been obligated to contribute to, any employee benefit plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

                   (k) Except as set forth in Section 6.9, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder shall not result in any increase in or acceleration of any obligation or liability (with respect to accrued benefits or otherwise) with respect to any Company Employee Benefit Plan or to any employee or former employee of the Company.

         3.12. TAXES. The Company has filed or caused to be filed with the appropriate Governmental Entities, all federal, state, municipal, and local income, franchise, excise, real and personal property, and other tax returns and reports that are required to be filed and the Company is not delinquent in the payment of any material taxes shown on such returns or response or on any material assessments for any such taxes received by it and has otherwise complied in all material respects with all legal requirements applicable to the Company with respect to all income, sales, use, real or personal property, excise or other taxes. The Company Balance Sheet includes adequate reserves for the payment of all accrued but unpaid federal, state, municipal and local taxes of the Company, including, without limitation, interest and penalties, whether or not disputed, for the year ended December 31, 1999 and for all fiscal years prior thereto. The Company has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax. The Company is not a party to any pending action or proceeding, nor, to the knowledge of the Company, has any action or proceeding been threatened, by any Governmental Entity for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against the Company. No material claim for unpaid taxes has become a lien against any property of the Company or is being asserted against the Company, and no audit of any tax return of the Company has been, or to the knowledge of the Company is being, conducted by a tax authority.

         3.13. INTELLECTUAL PROPERTY RIGHTS. Set forth on SCHEDULE 3.13 is a true and complete list and description of all patents, patent applications pending, trademarks, service marks, trade names, service names, slogans, copyrights and trade secrets (the "INTELLECTUAL PROPERTY") owned or licensed by the Company whether registered or unregistered, excluding shrink wrap and Internet distributed downloaded licenses. With respect to registered Intellectual Property, SCHEDULE 3.13 also sets forth, as to each such item of Intellectual Property, the (i) applicable registration number, (ii) filing, registration, issue or applicable date, (iii) record owner, (iv) country, (v) title or description and (vi) remaining life thereof. In addition, SCHEDULE 3.13 identifies whether each item of Intellectual Property is owned by the Company or possessed and used under any license, contract, agreement or commitment, the parties thereto, the amounts, if any, payable thereunder, and the term remaining thereof. Except as set forth on SCHEDULE 3.13, the Company is not a party to or pays a royalty to anyone under, any license or similar agreement, other than with respect to software used in the Company's operations in the ordinary course of business. The Company has not received any communication alleging that, nor is the Company otherwise aware that the Company has violated or infringed any of the Intellectual Property of any other person or entity.

         3.14. INSURANCE. All policies and binders of insurance and reinsurance for medical claims costs, professional liability, directors and officers, property and casualty, fire, liability, worker's compensation and other customary matters held by or on behalf of the Company (collectively, the "INSURANCE POLICIES") have been made available to Acquiror. The Insurance Policies are in full force and effect. All premiums with respect to the Insurance Policies covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The Insurance Policies are sufficient for material compliance with all requirements of law and all agreements to which the Company is a party; are valid, outstanding and enforceable policies; and provide adequate insurance coverage for the assets and operations of the Company taken as a whole. To the knowledge of the Company, the Company have not failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor to the knowledge of the Company, has any coverage for claims been denied, which failure or denial has had or would have a Company Material Adverse Effect.

         3.15. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of the Company.

         3.16.     TITLE TO PROPERTIES.

                   (a) The Company does not own any real property. Leases for all of the material real property leased by the Company are listed on SCHEDULE
3.16 (the "REAL PROPERTY").

                   (b) The Company owns the tangible properties and tangible assets reflected in the Company Balance Sheet and, to the knowledge of the Company, the leases for the Real Property described on SCHEDULE 3.16 are in full force and effect and the Company holds a valid and existing leasehold interest under each of the leases. The Company has made available to Acquiror complete and accurate copies of each of the leases described on SCHEDULE 3.16, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. The Company is not in default, and to the knowledge of the Company no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in the Company's default under any of such leases.

                   (c) The Company is not in violation of any applicable material zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company has not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property.

         3.17. HAZARDOUS SUBSTANCES. The Company has not received any notice or order from any governmental agency or private or public entity advising it that it is responsible for or potentially responsible for any cleanup, remediation, treatment or removal ("CLEANUP") of any hazardous substances, oils, pollutants or contaminants (as those terms are defined in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined or regulated as such under any federal, state or local law), or any other waste or substance (hereinafter "HAZARDOUS SUBSTANCES"), and the Company has not entered into any agreements concerning such Cleanup and is not aware of any facts which might reasonably give rise to such notice, order or agreement. The Company has not, and to the Company's knowledge, no other person has, released, buried or dumped any Hazardous Substances on, beneath or adjacent to any property owned, operated or leased by the Company or any property formerly owned, operated or leased by the Company , and such property does not contain any (i) underground storage tanks; (ii) asbestos; or (iii) equipment using PCBs. No employee of the Company has, in the course of his or her employment, been exposed to any Hazardous Substances which could reasonably give rise to any claim against the Company .

         3.18. CUSTOMERS AND SUPPLIERS. No customer or customers, individually or in the aggregate, accounted for more than 25% of the Company's consolidated revenues during the

12 month period preceding the date hereof, and no service provider or group of service providers which, individually or in the aggregate, accounted for more than 25% of the Company's consolidated expenses during the 12 month period preceding the date hereof, has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate, for any reason, including, without limitation, the consummation of the transactions contemplated hereby, its relationship with the Company, or has at any time on or after December 31, 1999 decreased materially its services to the Company in the case of any such service provider, or its usage of the services or products of the Company. To the Company's knowledge, no such purchaser or service provider intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services to the Company or its usage of the services or products of the Company, as the case may be.

         3.19. INFORMATION SUPPLIED. To the Company's knowledge, none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-3 (as defined hereinafter), at the time the S-3 becomes effective under the Securities Act will contain any untrue statement of a material fact or omit to state any material fact (i) required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting of shareholders.

         3.20. OWNERSHIP OF ACQUIROR COMMON STOCK. Neither the Company nor any of its Subsidiaries owns any shares of Acquiror Common Stock.

         3.21. EMPLOYEE RELATIONS. As of the date of this Agreement, the Company employs a total of seventeen (17) employees and: (a) the Company is not delinquent in the payment (i) to or on behalf of any past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof or the Effective Time, as the case may be, (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state statutes and approved in the ordinary course in accordance with the Company's policies regarding workers' compensation and/or any applicable statute or administrative procedure; (b) there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board, and, to the knowledge of the Company, none is threatened;
(c) there is no labor strike, dispute, slowdown or stoppage actually in progress or, to the knowledge of the Company, threatened against the Company; (d) there are no union organizational drives in progress and there has been no formal or informal request to the Company for collective bargaining or for an employee election from any union or from the National Labor Relations Board; (e) no union representation or jurisdictional dispute or question exists respecting the employees of the Company; and (f) no grievance or arbitration proceedings are pending and no claim therefor has been asserted against the Company.

         3.22. CERTAIN TRANSACTIONS. There are no transactions between the Company and any of the Company's shareholders (including such shareholders' Affiliates), or the Company's or its shareholders' (including the shareholders' Affiliates) directors, officers or salaried employees, or the family members or Affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise require payments to or from, any of the shareholders, or any such officer, director or salaried employee, family member, or affiliate or any corporation, partnership, trust or other entity in which such family member, affiliate, officer, director or employee has a substantial interest or is a shareholder, officer, director, trustee or partner.

         3.23. DIRECTORS AND OFFICERS. Set forth on SCHEDULE 3.23 is a true and correct list of the names and titles of each director and elected officer of the Company.

         3.24. ACCOUNTS RECEIVABLE. To the Company's knowledge, the amount of all accounts receivable of the Company will be good and collectible in full in the ordinary course of business within 90 days of closing; all accounts receivable arise from bona fide transactions in the ordinary course of business; no contest with respect to the amount or validity of any amount is pending; and none of such accounts receivable is or will at the Closing be subject to any counterclaim or setoff. The value at which accounts receivable are carried reflect the accounts receivable valuation policy of Company. As of February 29, 2000 and as of the Closing, except as set forth in SCHEDULE 3.24, (i) no account debtor or note debtor is delinquent in its payment by more than 30 days, (ii) no account debtor or note debtor has refused (or threatened to refuse) to pay its obligation for any reason, (iii) to the Company's knowledge, no account debtor or note debtor is insolvent or bankrupt, and (iv) no account receivable or note receivable is pledged to any third party by Company. Company holds no deposits from customers and has received no prepaid service contract revenue or other prepaid revenue.

         3.25. PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Company and Bruno in reliance upon Bruno's representation that Acquiror Common Stock to be received by Bruno will be acquired for investment for Bruno's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Bruno has no present intention of selling, granting any participation in, or otherwise distributing the same, except in each case for any subsequent resale or distribution effected pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or an available exemption from the registration requirements thereof.

         3.26. DISCLOSURE OF INFORMATION. Bruno believes he has received all the information he considers necessary or appropriate for deciding whether to acquire Acquiror Common Stock.

         3.27. INVESTMENT EXPERIENCE. Bruno can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in Acquiror Common Stock.

         3.28. ACCREDITED INVESTOR. Bruno is an "ACCREDITED INVESTOR" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         3.29. RESTRICTED SECURITIES. Bruno understands that Acquiror Common Stock he is receiving is characterized as "RESTRICTED SECURITIES" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Bruno is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         3.30. EMPLOYEE NON-DISCLOSURE, CONFIDENTIALITY AND PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each Company Employee has executed (a) Non-Disclosure, (b) Confidentiality and (c) Proprietary Information and Inventions Agreements in a form reasonably acceptable to Acquiror.

         3.31. MISSTATEMENTS AND OMISSIONS. To the Company's knowledge, no representation or warranty made by the Company in this Agreement, and no statement contained in any certificate or schedule furnished or to be furnished by the Company pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                          OF ACQUIROR AND ACQUIROR SUB

         Except as set forth in the Acquiror's Schedules attached to this Agreement and made a part hereof, Acquiror and Acquiror Sub jointly and severally represent and warrant to the Company and Bruno as follows:

         4.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Acquiror and Acquiror Sub is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         4.2. AUTHORITY. Each of Acquiror and Acquiror Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and Acquiror Sub, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby, have been duly authorized by Acquiror's and Acquiror Sub's respective Boards of Directors and by Acquiror as Acquiror Sub's sole stockholder, and no other corporate actions or proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub enforceable against Acquiror and Acquiror Sub in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

         4.3.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                   (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not: (i) violate the Articles of Incorporation or By-Laws or equivalent organizational documents of Acquiror or any of its Subsidiaries, including Acquiror Sub; or (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, any stock exchange or quotation service on which Acquiror's securities are listed or quoted, the HSR Act and the filing and recordation of appropriate Merger documents as required by the DGCL, conflict with or violate any federal or state laws or regulations applicable to Acquiror or any of its Subsidiaries, including Acquiror Sub, or by which any of their respective properties is bound or affected.

                   (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or private third parties, except as set forth on SCHEDULE 4.3.

         4.4. SEC FILINGS. Acquiror has timely filed all forms, reports and documents required to be filed with the SEC since April 15, 1999 (collectively, the "ACQUIROR SEC REPORTS"). The Acquiror SEC Reports were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be. To the knowledge of Acquiror, none of such Acquiror SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading.

         4.5. SECTION 368 REORGANIZATION. Acquiror does not know of any circumstances relating to Acquiror, Acquisition Sub or their respective affiliates that would prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code, provided that Acquiror makes no affirmative representations or warranties as to any circumstances related to Company or Bruno for any actions taken or agreed to be taken by any of them that would prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Internal Revenue Code.

         4.6. STATUS OF MERGER SHARES. The Merger Consideration to be issued pursuant to this Agreement, if issued as Acquiror Common Stock, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any and all liens, encumbrances and other restrictions on transfer, other than restrictions on transfer pursuant to applicable securities laws and liens, encumbrances or other restrictions granted or agreed to by such stockholders.

         4.7. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

         4.8. DISCLOSURE OF INFORMATION. To their knowledge, Acquiror and Acquiror Sub have provided all the material information to Bruno which is necessary or appropriate for deciding whether to acquire Acquiror Common Stock.

         4.9. PAYMENT OF COSTS RELATED TO CHANGES IN BENEFITS PLANS. Acquiror Sub or Acquiror will be responsible for paying all costs related to the transition of Company's benefit plans based on the transaction contemplated in this Agreement (including but not limited to the payment of any surrender charges associated with the Company's 401(k) Plan (so such charges are not borne by the individual participants)).

                                    ARTICLE 5
                                    COVENANTS

         5.1. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company and Bruno covenant and agree that from the date of this Agreement until the Effective Time, unless otherwise contemplated by this Agreement or consented to in writing by Acquiror, the Company and Bruno will cause the Company to:

                   (a) operate its business in the ordinary course of business and consistent with its past practice;

                   (b) use reasonable efforts to preserve intact the goodwill of its service providers and others having business relationships with the Company and its business organization and assets, maintain its rights and franchises and retain the services of its respective officers and key employees;

                   (c) use reasonable efforts to keep in full force and effect the Insurance Policies and liability insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                   (d) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives (but only such employees and representatives as are necessary in order to effect the transactions contemplated hereby) reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of the Company as Acquiror may reasonably request;

                   (e) use reasonable efforts to ensure that each Founder shall cooperate with Acquiror in the event Acquiror desires to secure life or disability insurance on such Founder; and

                   (f) take any reasonable action that would or is reasonably likely to ensure that any of the Company's representations and warranties set forth in this Agreement are true as of the date made (to the extent so limited) or that any of the conditions of the Merger set forth in Article 7 are satisfied.

         5.2. NEGATIVE COVENANTS OF THE COMPANY. Except as contemplated by this Agreement or consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Company shall not do any of the following:

                   (a) (i) increase the compensation payable to any director, officer or employee of the Company, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with the policies currently in effect; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or any existing employment contract currently in effect) to, or enter into any severance agreement with, any director or officer; (iii) subject to clause (i), enter into or amend any employment agreement with any director or officer that would extend beyond the Effective Time except on an at-will basis; or (iv) establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable law;

                   (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

                   (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options (except as approved by Acquiror, which approval shall not be unreasonably withheld and upon a reduction of the Merger Consideration payable pursuant to Section 2.1(d) by the amount indicated on SCHEDULE 2.1(d) for each Optionholder whose Company Options are redeemed), warrants or conversion or other rights to acquire any shares of its capital stock; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock;

                   (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations on voting rights, charges or other encumbrances) of, any shares of any class of its capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of Company Options or warrants as contemplated by this Agreement or in accordance with their terms), or amend or otherwise modify the terms of any such rights, warrants or Company Options the effect of which shall be to make such terms more favorable to the holders thereof, except as contemplated by this Agreement;

                   (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with the Company's past practice);

                   (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any material amount of any of its assets, except for dispositions in the ordinary course of business and consistent with the Company's past practice;

                   (g) adopt any amendments to its Articles of Incorporation or By-Laws;

                   (h) (A) change any of its methods of accounting in effect at December 31, 1999 or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1999, except in either case as may be required by law, the IRS or GAAP, or in the ordinary course of business consistent with past practice;

                   (i) other than as reasonably required in the ordinary course of business consistent with past practice, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except as approved by Acquiror in advance;

                   (j)  not take any action of the nature referred to in Section
3.8 hereof, except as permitted therein; or

                   (k) agree in writing or otherwise to do any of the foregoing.

         5.3. AFFIRMATIVE COVENANTS OF ACQUIROR. Except as contemplated by this Agreement or consented to in writing by the Company, from the date of this Agreement until the Effective Time, the Acquiror shall take all reasonable actions that would or is reasonably likely to ensure that any of the Acquiror's representations and warranties set forth in this Agreement are true as of the date made (to the extent so limited) or that any of the conditions of the Merger set forth in Article 7 are satisfied.

         5.4. CONFIDENTIALITY AGREEMENT. The parties will, and will cause their respective officers, employees, accountants, consultants, legal counsel and other representatives to, comply with all of their respective obligations under the Confidentiality Agreement entered into by the Company and Acquiror on February 16, 2000 concerning the Company's confidential information (the "CONFIDENTIALITY AGREEMENT").

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

         6.1. REGISTRATION STATEMENT ON FORM S-3;. Acquiror, with the cooperation of the Company, shall prepare and file with the Commission Registration Statements on Form S-3 (an "S-3"), and Acquiror, with the cooperation of the Company, shall use all reasonable efforts to respond to any comments of the Commission and to have each S-3 declared effective by the Commission in accordance with Article 8. Acquiror, with the cooperation of the Company, agrees to use all reasonable efforts to make all necessary filings with respect to the Merger under the Securities Act and Exchange Act and the rules and regulations thereunder and applicable state blue sky or securities laws.

         6.2. NASDAQ INCLUSION OF MERGER SHARES. Acquiror shall use its best efforts to effect, at or before the effectiveness of each S-3, authorization for inclusion of the Merger Shares then being registered on such S-3 on Nasdaq.

         6.3.      APPROPRIATE ACTION; CONSENTS; FILINGS.

                   (a) Subject to the terms and conditions herein provided, the Company, Acquiror and Acquiror Sub shall use all reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses or orders required to be obtained by Acquiror or the Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including, without limitation, the Merger, and (iii) make all necessary notifications and filings and thereafter make any other required submissions with respect to this Agreement and the Merger required under (A) any applicable rules or regulations under any securities exchange on which any securities of Acquiror are listed or the Securities Act, the Exchange Act, any other applicable federal or state securities laws or the rules or regulations thereunder, and (B) any other applicable law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

                   (b) (i) The Company and Acquiror shall give (or cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective

Subsidiaries to use, all reasonable best efforts to obtain any third-party consents, (A) necessary to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the disclosure schedules to this Agreement, or (C) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time.

                        (ii) Subject to Section 7.2(c), in the event that any party shall fail to obtain any third-party consent described in subsection
(b)(i) above, such party shall use reasonable efforts, and shall take any such actions reasonably requested by the other party to minimize any adverse effect upon the parties, their Subsidiaries and businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                   (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Acquiror in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by an Governmental Entity or any other Person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or, to the knowledge of the Company to own or operate all or any portion of the businesses or assets of the Company.

                   (d) From the date of this Agreement until the Effective Time, Acquiror shall promptly notify the Company in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its Subsidiaries to own or operate all or any portion of the business or assets of the Company.

         6.4. UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party shall promptly notify the other parties hereto by an e-mail or in writing update to its representations and warranties, including any Schedules related thereto ("UPDATE SCHEDULE") of (i) the occurrence or non-occurrence of any event which would be reasonably likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, (ii) the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be reasonably likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (iii) of any changes to the information contained in its Schedules (including any change to any representations or warranties.

         6.5. PUBLIC ANNOUNCEMENTS. The parties to this Agreement shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement without the prior written agreement of the other party, except as may be required by applicable law or the requirements of any stock exchange or automated quotation system upon which any class of Acquiror's securities are listed or quoted.

         6.6.      INDEMNIFICATION.

                   (a) INDEMNIFICATION BY BRUNO. Bruno covenants and agrees to indemnify, defend, protect and hold harmless Acquiror and Acquiror Sub and each of their respective officers, directors, employees, stockholders, assigns, successors and Affiliates (individually, an "ACQUIROR INDEMNIFIED PARTY" and collectively, "ACQUIROR INDEMNIFIED PARTIES") from, against, and in respect of, any and all damages, losses, cost and expenses (including reasonable attorney's fees) ("INDEMNIFIABLE LOSSES") which an Acquiror Indemnified Party may suffer or incur, resulting from, related to, or arising out of (i) any misrepresentation or breach of warranty by the Company or Bruno contained in this Agreement, or in any certificate, schedule or exhibit furnished by either the Company or Bruno in connection herewith; or (ii) any breach or nonfulfillment by either the Company or Bruno of any covenant or agreement of the Company or Bruno contained in this Agreement. On and after Closing, Bruno hereby waives all rights to contribution and indemnity by the Company for Indemnifiable Losses of Acquiror Indemnified Parties defined in the immediately prior sentence; provided, however, that as to covenants and obligations undertaken by the Company which are applicable to or occur after the Effective Time, Bruno shall have no indemnification obligations.

                   (b) INDEMNIFICATION BY ACQUIROR AND ACQUIROR SUB. Acquiror and Acquiror Sub, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless the Company, Bruno and each recipient of Merger Consideration and their respective officers, directors, employees, trustees, heirs, assigns, successors and Affiliates (individually, a "COMPANY INDEMNIFIED PARTY" and collectively, "COMPANY INDEMNIFIED PARTIES") from, against, and in respect of, any and all Indemnifiable Losses which a Company Indemnified Party may suffer or incur, resulting from, related to, or arising out of (i) any misrepresentation or breach of warranty of either Acquiror or Acquiror Sub contained in this Agreement, or in any certificate, schedule or exhibit furnished by either Acquiror or Acquiror Sub in connection herewith;
(ii) any breach or nonfulfillment of any covenant or agreement of either Acquiror or Acquiror Sub contained in this Agreement or (iii) any breach or nonfulfillment of any covenant or agreement undertaken by the Company which are applicable to or occur after the Effective Date.

                   (c)  LIMITATIONS ON LIABILITY/INDEMNIFICATION.
Notwithstanding any provision in this Agreement to the contrary:

         (1) EXCLUSIVE REMEDY. If Closing occurs, no party hereto shall be liable to any Acquiror Indemnified Party or Company Indemnified Party for any misrepresentation, breach of warranty or failure to fulfill or satisfy any covenant or agreement contained in this Agreement other than pursuant to this
Section 6.6.

         (2) BRUNO'S CAP. In no event shall Bruno be obligated to indemnify Acquiror Indemnified Parties for Indemnifiable Losses under Section 6.6(a)(i) above in an amount in the aggregate in excess of the Merger Consideration received or to be received by Bruno ("BRUNO'S CAP"). To the extent that Indemnifiable Losses arise that exceed Bruno's Merger Consideration received to date, the Company cannot demand payment of such excess from Bruno but shall have the right to offset the excess against Bruno's Merger Consideration to be received in the future.

         (3) ACQUIROR'S AND ACQUIROR SUB'S CAP. In no event shall Acquiror and Acquiror Sub be liable to Company Indemnified Parties for Indemnifiable Losses under Section 6.6(b) above in an amount in the aggregate in excess of Bruno's Cap.

         (4) BASKET. No Indemnified Party shall be entitled to recover any Indemnifiable Losses until the aggregate amount of the Indemnifiable Losses shall exceed Fifty Thousand Dollars ($50,000) (the "MINIMUM LOSS"). Once the Minimum Loss has been exceeded, an Indemnified Party shall be entitled to recover all Indemnifiable Losses in excess of the Minimum Loss.

         6.7. LOCK-UP. Neither the Company nor Bruno will, directly or indirectly, (a) provide, or cause to be provided, any information about the Company or its business or assets with the view to sell, exchange or dispose or to solicit an offer for the acquisition of any of the Company's assets or business or any ownership interest or other material interest in the Company, to anyone other than Acquiror and its designated representative and advisers, (b) solicit or accept, or cause to be solicited or accepted, any offers for or indications of interest concerning the sale, exchange or disposition of the Company's assets or business or any ownership interest or other material interest in the Company, (c) negotiate or discuss, or cause to be negotiated or discussed, with any other potential buyer other than Acquiror the possible sale, exchange or other disposition of the Company's assets or business or any ownership or other material interest in the Company, or (d) other than in the ordinary course of business, sell, exchange or otherwise dispose of, or cause the sale, exchange or other disposal, any of the Company's assets or business or any ownership interest or other material interest in the Company, in any of the foregoing cases, whether by equity sale, merger, consolidation, equity exchange, sale of assets or otherwise. The Company will advise Acquiror immediately of the receipt and terms of any written offer or written proposal concerning the Company's assets or business or any part of the Company, or any ownership or other material interest therein. The

Company and Bruno will cause officers and directors, of the Company to comply with the foregoing provisions and shall use their best efforts to cause employees and agents of the Company to comply with the foregoing provisions.

         6.8. SATISFACTION OF CONDITIONS. Each of the Company and Acquiror agrees that it will take all actions reasonably within its power and authority duly and promptly to carry out all of its obligations under this Agreement and to comply with all of the representations, warranties and covenants hereunder applicable to it. In addition, the Company and Acquiror each covenants and agrees to use its reasonable best efforts to cause all of the conditions to the obligations of the other to effect the Merger and the timely filing and processing of all required applications under applicable state securities laws, to be satisfied as promptly as possible.

         6.9. TAX-FREE STATUS. Neither the Company nor Acquiror shall, nor shall either of them permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction under the Code. Nothing in this Section 6.9 shall be deemed to preclude the Company or Acquiror from respecting the exercise of dissenters' rights.


                                    ARTICLE 7
                               CLOSING CONDITIONS

         7.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                   (a) REQUISITE SHAREHOLDER APPROVAL. This Agreement and the Merger shall have received the Requisite Shareholder Approval of the Company;

                   (b) NO ACTION OR PROCEEDING. There shall not have been instituted and there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been approved by a Governmental Entity with authority to institute such an action or proceeding, before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body of competent jurisdiction: (i) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of the Company with any of Acquiror's Subsidiaries or other operations; (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Merger on Acquiror, Acquiror Sub, the Company or any of their officers or directors; (iv) requiring or seeking to require divestiture by Acquiror of all or any material portion of the business, assets or property of the Company; or (v) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Merger, in each case, with respect to clauses (i) through (iv) above, which would or is reasonably likely to result in a Company Material Adverse Effect or Acquiror Material Adverse Effect at or prior to or after the Effective Time or, with respect to clauses (i) through (v) above, which would or is reasonably likely to subject any of their respective officers or directors to any penalty or criminal liability. Notwithstanding the foregoing, prior to invoking the condition set forth in this Section 7.1(b), the party seeking to invoke it shall have used its reasonable efforts to have such action or proceeding withdrawn or dismissed or such order or decree vacated;

                   (c) OTHER APPROVALS OR NOTICES. All other consents, waivers, approvals and authorizations required to be obtained from, and all filings or notices required to be made with, any Governmental Entity by Acquiror or the Company or any Subsidiary prior to consummation of the transactions contemplated in this Agreement (other than the filing and recordation of Merger documents in accordance with the DGCL and the CGCL) shall have been obtained from and made with all required Governmental Entities; and

                   (d) DISCLOSURE SCHEDULE. The Company and Bruno shall have provided a Schedule disclosing all exceptions to the representations and warranties of Article 3 which shall be reasonably acceptable to Acquiror and Acquiror shall have provided a Schedule disclosing all exceptions to the representations and warranties of Article 4 which shall be reasonably acceptable to the Company and Bruno.

         7.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB. The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror and Acquiror Sub, in whole or in part:

                   (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time. Acquiror shall have received a certificate of Bruno to that effect;

                   (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent failure to perform is caused by or is consented to by Acquiror or Acquiror Sub. Acquiror shall have received a certificate of Bruno to that effect;

                   (c) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the third-party consents described in subsection 6.3(b)(i);

                   (d) LEGAL OPINION. Acquiror shall have been furnished an opinion of counsel to the Company, dated as of the Effective Time, in the form customary for transactions of this size and nature as agreed upon with counsel to Acquiror;

                   (e) FOUNDER EMPLOYMENT AGREEMENTS. Each Founder of the Company shall have entered into an employment agreement with Acquiror or the Surviving Corporation substantially in the form attached hereto as EXHIBIT 7.2(e) and substantially on the terms set forth in EXHIBIT 7.2 and in form and substance reasonably satisfactory to each such employee and Acquiror; provided that this Merger Agreement does not contain any agreement or understanding of the parties as to, and does not in any way govern, the subject matters specifically addressed in the Employment Agreements which involve the employment of the Founder Shareholder and the Founder Optionholders;

                   (f) NON-COMPETE. Each of the Founders shall have executed a non-competition and non-solicitation agreement with Acquiror enforceable for a period of three years after the Effective Time substantially in the form attached hereto as EXHIBIT 7.2(f);

                   (g) NON-FOUNDER AGREEMENTS. At least nine (9) of the Non-Founder Engineers shall have accepted ongoing employment with the Surviving Corporation, each of whom shall have entered into confidentiality and non-solicitation agreements with the Surviving Corporation, substantially in the form attached hereto as EXHIBIT 7.2(g) and substantially on the terms set forth in EXHIBIT 7.2, providing for, among other things, non-solicitation, for one year following termination of employment, of employees, customers, agents and vendors in connection with any business competitive with Acquiror;

                   (h) OBJECTING SHAREHOLDERS. The holders of less than 15% of the aggregate number of outstanding shares of Company Common Stock shall have objected to the transactions contemplated hereby;

                   (i) NO COMPANY MATERIAL ADVERSE EFFECT. From the date of this Agreement through the Effective Time, there shall not have occurred any Company Material Adverse Effect other than any such Company Material Adverse Effect that has been disclosed in or authorized under or pursuant to this Agreement;

                   (j) CONVERSION OF COMPANY PREFERRED STOCK. All Company Preferred Stock, after receiving any and all liquidation and / or other preferences as set forth in the Company's Articles of Incorporation, shall be converted to Company Common Stock at the Closing without having any effect on the aggregate Merger Consideration;

                   (k) OPTIONHOLDER AGREEMENTS. Each Optionholder who has accepted ongoing employment with the Surviving Corporation shall have executed an agreement, substantially in the form attached hereto as EXHIBIT 7.2(k), terminating all right, title and interest in and to the Company Options and the shares underlying the Company Options. Such agreement shall also provide that each Optionholder shall agree (x) to execute a purchaser representation letter in form acceptable to Acquiror and (y) if Acquiror requires, to enlist the services of a purchaser representative and to cooperate with Acquiror and the purchaser representative. Such agreement shall also provide that the aggregate costs of such purchaser representative shall be borne equally by each such optionholder requiring the services of the purchaser representative; and

                   (l) TERMINATION OF OPTIONS. The Company shall have terminated the Company Option Plan in accordance with its terms, including the provision of timely notice to or the obtaining of notice waivers from each Optionholder.

         7.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part:

                   (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect;

                   (b) AGREEMENTS AND COVENANTS. Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Effective Time. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect;

                   (c) LEGAL OPINION. The Company shall have been furnished with an opinion of counsel to Acquiror, dated as of the Effective Time, in the form customary for transactions of this size and nature as agreed upon with counsel to the Company;

                   (d) NO ACQUIROR MATERIAL ADVERSE EFFECT. From the date of this Agreement through the Effective Time, there shall not have occurred any Acquiror Material Adverse Effect other than any Acquiror Material Adverse Effect that has been disclosed in or authorized under or pursuant to this Agreement;

                   (e) OPTIONS GRANTED BY ACQUIROR BOARD OF DIRECTORS. The Board of Directors of Acquiror shall have approved the grant of options to purchase Acquiror Common Stock at the fair market value as of the Closing as identified in each of the Founder and Non-Founder employment agreements or offer letters entered into in connection with the Merger; and

                   (f) REGISTRATION STATEMENT. The S-3 registering the shares of Acquiror Common Stock issuable pursuant to Section 8.1(b)(i) hereof shall have been filed with the SEC under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.


                                    ARTICLE 8
                               REGISTRATION RIGHTS

         8.1. REGISTRATION RIGHTS. The Acquiror covenants and agrees as follows:

                   (a)  DEFINITIONS. For purposes of this Section 8.1:


                        (i) The term "HOLDER" means any person owning Registrable Securities pursuant to Section 2.1.

                        (ii) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

                        (iii) The term "REGISTRABLE SECURITIES" means any shares of Acquiror Common Stock issued as Merger Consideration pursuant to Sections 2.1, 2.3(b), 2.4(b) and Section 8.2(a) from the date of issuance until the termination of the applicable Sales Period excluding in all cases, however, any Registrable Securities sold by a person once holding Registrable Securities.

                        (iv) The number of shares of "REGISTRABLE SECURITIES THEN ISSUABLE" shall be the number of shares of Common Stock which are issuable pursuant to this Agreement on any particular date.

                   (b)  REGISTRATION.

                        (i) ACQUIROR COMMON STOCK ISSUABLE AT CLOSING. Subject to the terms of this Agreement, and upon the demand by Bruno received by Acquiror on or before the execution of this Agreement, Acquiror shall commence preparation of a registration statement, covering an amount of Merger Consideration issuable pursuant to Section 2.1(a)(i) indicated in the demand plus an additional twenty percent (20%) of the number of such shares. In the event that the amount of Merger Consideration demanded to be registered is less than fifty percent (50%) of the Merger Consideration then issuable, Acquiror shall have no obligation to complete or file such registration statement, and Bruno shall have no further right to demand the registration of the shares of Acquiror Common Stock issuable pursuant to Section 2.1(a)(i). The filing of such registration statement, if demanded, shall be a condition to the Closing. Acquiror shall use its best efforts to have such registration statement declared effective within ninety (90) days following the Closing.

                        (ii) ACQUIROR COMMON STOCK ISSUABLE ON EACH ANNIVERSARY DATE. Subject to the terms of this Agreement, and upon the receipt of the written request of the majority of the aggregate value of Registrable Securities issuable pursuant to Sections 2.1(a)(ii) and 2.1(b)-(d) not less than ninety (90) days prior to any such anniversary date (a "DEMAND"), Acquiror shall effect, the registration under the Securities Act of the Registrable Securities for which a Demand has been received plus an additional twenty percent (20%) of the number of such shares as of the applicable anniversary date.

                   (c)  OBLIGATIONS OF ACQUIROR. Whenever required under this
Section 8.1 to effect the registration of any Registrable Securities, Acquiror shall, as soon as reasonably possible:

                        (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective, and, keep such registration statement effective for a period not less than seven (7) Business Days nor more than 30 Business Days (without the express written consent of the Holders of such registered securities) (which period shall be established by Acquiror at the time the shares become Eligible for Such Resale (defined below) and which will cover the entire time frame over which Acquiror directs the Holder to sell all such registered shares (the "SALES PERIOD"); provided, however, that Acquiror may require that the Holders refrain from making sales at any time during the Sales Period and that Acquiror must ensure that all registered shares can be sold according to its directions within the Sales Period. "ELIGIBLE FOR SUCH RESALE" is defined as the time at which Acquiror Common Stock shares issued can, in all respects, effectively be sold by the recipient (including being registered under the Securities Act of 1933 and being held by a broker without any trading restrictions (including legends or prohibitions on sale based on Acquiror policies or securities law requirements)).

                        (ii) Furnish to the Holders such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (iii) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders in writing; provided that Acquiror shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Acquiror is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                        (iv) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Acquiror are then listed.

                   (d) FURNISH INFORMATION. It shall be a condition precedent to the obligations of Acquiror to take any action pursuant to this Section 8.1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Acquiror such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                   (e) EXPENSES OF DEMAND REGISTRATION. All expenses, other than commissions and fees and disbursements of counsel for the selling Holders, incurred in connection with a registration, filing or qualification pursuant to
Section 8.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for Acquiror, shall be borne by Acquiror.

                   (f) REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Acquiror to the public without registration or pursuant to a registration statement on Form S-3, Acquiror agrees to use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Acquiror under the Securities Act and the Exchange Act.

                   (g) ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Acquiror to register Registrable Securities pursuant to this Section 8.1 may not be assigned by a Holder to any transferee or assignee of such securities, except to the heirs, executors or personal representatives upon such Holder's death or incapacity.

         8.2.      REMEDIES.

                   (a) If Acquiror fails to have the registration statement for the Registrable Securities issuable pursuant to Section 2.1(a)(i) declared effective by the SEC on or before ninety (90) days following the Closing, then Bruno shall have, in addition to a right against Acquiror for specific performance of the obligations of Acquiror under this Article 8, the right to receive, as liquidated damages (and as the only form of monetary damages payable by Acquiror hereunder) for such failure by Acquiror, only an amount equal to interest on the value of the shares issuable pursuant to Section 2.1(a)(i) at a rate of fifteen percent (15%) per annum beginning on the 91st day and continuing until such shares are registered. Acquiror may, in its sole discretion, pay such damages in cash or in shares of its Common Stock, provided such Common Stock is registered under the Securities Act with the SEC for immediate sale.

                   (b) If any Holder fails to sell its registered Securities within the Sales Period, the Surviving Corporation and Acquiror shall be entitled to recover from all such Holders of the registered Securities which are not so sold (each a "NON-SELLING HOLDER") liquidated damages of $10,000 allocated on a pro rata basis among all such Non-Selling Holders.


                                    ARTICLE 9
                        TERMINATION, AMENDMENT AND WAIVER

         9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of the Company:

                   (a)  by mutual written consent of Acquiror and the Company;

                   (b) by either Acquiror or the Company in the event any conditions to such party's obligations under Article 7 shall not have been met (or waived by such party) on or prior to three weeks after the date of this Agreement, but only if the party terminating has not caused the particular condition giving rise to termination to be not satisfied through its own action or inaction and is not otherwise in material breach of its obligations under this Agreement; or

                   (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable.

         9.2. EFFECT OF TERMINATION. Subject to the remedies of the parties set forth in Section 9.3(c), in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and, subject to Section 9.3(c), there shall be no liability under this Agreement on the part of Acquiror, Acquiror Sub or the Company or any of its respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

         9.3.      EXPENSES.

                   (a) Except as provided in Section 9.3(c), if the Merger is consummated, all Expenses (as hereinafter defined) shall be paid by Acquiror and the Surviving Corporation, and if the Merger is not consummated, any such Expenses shall be paid by the party incurring such Expenses.

                   (b) "EXPENSES" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the transactions contemplated by this Agreement, including without limitation, the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of the Requisite Shareholder Approval and all other matters related to the Closing of the transactions contemplated by this Agreement.

                   (c) In the event of any termination of this Agreement pursuant to Section 9.1(b) as a direct result of a material breach by a party of any of its covenants or agreements contained in this Agreement, or, if all conditions to the obligations of a party at Closing contained in Article 7 of this Agreement have been satisfied (or waived by the party entitled to waive such conditions) and such party does not proceed with the Closing, any and all remedies available to the injured or nonbreaching party either at law or in equity shall be preserved and survive the termination of this Agreement.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company, Bruno, Acquiror and Acquiror Sub contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the Merger for a period of two (2) years following the Effective Time. Any representation or warranty made in this Agreement shall not be impaired or reduced by any due diligence, knowledge, action or inaction of the party to which such representation or warranty was made, and the party performing such due diligence, having knowledge, performing such actions or failing to act shall assume no liability of any kind whatsoever, whether under this Agreement, at law or in equity or otherwise.

         10.2. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, on the first Business Day following deposit with a nationally recognized overnight courier company, if sent by such overnight courier, upon receipt if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or when sent by electronic transmission to the telecopier number specified below with receipt acknowledged:

                   (a)  If to Acquiror or Acquiror Sub:
                        WorldGate Communications, Inc.
                        3190 Tremont Avenue
                        Trevose, Pennsylvania 19053
                        Telecopier No.:  (215) 354-1046
                        Attention: Chief Executive Officer

                        With a copy to:

                        WorldGate Communications, Inc.
                        3190 Tremont Avenue
                        Trevose, Pennsylvania 19053
                        Telecopier No.:  (215) 354-1049
                        Attention: General Counsel

                   (b)  If to the Company:

                        Digital Video Art, Inc.
                        307 Orchard City Drive
                        Suite 204
                        Campbell, California 95008
                        Telecopier No: (408) 378-8018
                        Attention: Chief Executive Officer

                        With a copy to:

                        Manatt, Phelps & Phillips, LLP
                        3030 Hansen Way, Suite 100
                        Palo Alto, California 94304
                        Telecopier No: (650) 213-0260
                        Attention: Alison Spong, Esquire

         10.3. AMENDMENT. This Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of this Agreement by the shareholders of the Company, no amendment which amendment would reduce the amount or change the type of consideration into which each share of Company Common Stock or Company Preferred Stock shall be converted pursuant to this Agreement upon consummation of the Merger, may be made without further approval of such shareholders,. Except as expressly otherwise required by the previous sentence, or as required by applicable law, no shareholder approval shall be required for any amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         10.4. WAIVER. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by any other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by a party or parties to be bound thereby. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty contained in this Agreement.

         10.5. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.6. SEVERABILITY. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are consummated to the extent possible.

         10.7. ENTIRE AGREEMENT. This Agreement (together with the Confidentiality Agreement, the Exhibits, the Schedules and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, except as referenced in Section 7.2(e).

         10.8. ASSIGNMENT. Prior to the Effective Time, neither this Agreement, nor any right hereunder, may be assigned by any party hereto without the prior written consent of the other party hereto.

         10.9. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of and be enforceable by each party and its respective successors and permitted assigns.

         10.10. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         10.11. VENUE AND JURISDICTION. The jurisdiction and venue for any action brought by the Company or Bruno arising from or related to this Agreement shall be either in the Court of Common Pleas of Bucks County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania . The jurisdiction and venue for any action brought by Acquiror, Acquiror Sub or the Surviving Corporation arising from or related to this Agreement shall be either in the courts of Santa Clara County, California, or in the United States District Court for the Northern District of California.

         10.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers or other persons thereunto duly authorized, all as of the day and year first above written.


                                  WORLDGATE COMMUNICATIONS, INC.


                                  By:
                                     -----------------------------------

                                  Name:
                                       ---------------------------------

                                  Title:
                                        --------------------------------


                                  WORLDGATE ACQUISITION CORPORATION

                                  By:
                                     -----------------------------------

                                  Name:
                                       ---------------------------------

                                  Title:
                                        --------------------------------


                                  DIGITAL VIDEO ART, INC.

                                  By:
                                     -----------------------------------

                                  Name:
                                       ---------------------------------

                                  Title:
                                        --------------------------------


                                  ------------------------------------------
                                  MICHAEL BRUNO

                                   EXHIBIT 7.2
                                Employment Terms

                                 EXHIBIT 7.2(e)
                          Founder Employment Agreements

                                 EXHIBIT 7.2(f)
                       Founder Non-Competition Agreements

                                 EXHIBIT 7.2(g)
                        Form of Non-Founder Offer Letter

                                 EXHIBIT 7.2(k)
                      Form of Opinion Liquidation Agreement

                                    SCHEDULES